3Q 2025 Earnings Conference Call October 30, 2025

Safe harbor statement 2 The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce or increase power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning trust and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation, tariffs, and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of generation and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve goals for carbon emission reductions; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This document should also be read in conjunction with the Forward-Looking Statements section in DTE Energy’s public filings with the Securities and Exchange Commission.

Participants 3 Joi Harris – President and CEO Dave Ruud – CFO Matt Krupinski – Director of Investor Relations

Continuing to deliver exceptional results for our stakeholders; well positioned for long-term growth

✓ *Highly engaged team committed to delivering best-in-class results for our customers, communities and investors*

✓ *Well positioned to achieve high end of operating EPS[1] guidance in 2025*

✓ *2026 operating EPS early outlook provides 6% - 8% growth over 2025 guidance midpoint; well positioned to achieve high end of the range*

✓ *Executed 1.4 GW data center agreement with an additional ~3 GW in late-stage negotiations*

- *Data center transaction and continued need to modernize our utility assets drives a $6.5 billion increase to our 5-year capital investment plan*
- *Potential further upside to capital plan as negotiations advance on additional data center opportunities*

✓ *Investment plan supports shift to higher quality utility operating earnings over the 5-year plan; utility earnings targeted to increase to 93% of overall earnings by 2030*

✓ *Long-term operating EPS growth rate target of 6% - 8% through 2030, with 2026 guidance midpoint as the base; confident we will reach the high end of our targeted range in each year driven by RNG tax credits and the flexibility they provide*

DTE operating EPS guidance


$7.09 - $7.23
6% - 8%
$7.59 - $7.73
6% - 8%
2025 guidance
2026 early outlook

Positioned to reach high end of 6% - 8% target each year through 2030

1. Refer to the appendix for information regarding the reconciliation of operating earnings (non-GAAP) to reported earnings

DTE 4

Data center transaction and continued need to modernize our utility assets drives a $6.5 billion increase to our 5-year capital investment plan

- DTE Electric investments support data center development, cleaner generation transformation and distribution investments focused on continued reliability improvements
  - Potential further upside to capital plan as negotiations advance on additional data center opportunities
- DTE Gas capital investment plan supports system reliability and infrastructure renewal
- DTE Vantage will continue to focus on investments in utility-like, long-term, fixed-fee contracted projects
- Investment plan supports operating EPS[1] growth rate target of 6% - 8% through 2030; confident we will reach the high end of our targeted range in each year driven by RNG tax credits and the flexibility they provide
  - Utility operating earnings targeted to increase to 93% of overall earnings by 2030
  - Data center opportunities help support this strategic shift, mitigating the impact of a more conservative DTE Vantage growth outlook driven largely by commodity pricing assumptions

5-year investment plan
(billions)


$30
~$2
$4
$24
22%
$36.5
~$2
$4.5
$30
DTE Vantage
DTE Gas
DTE Electric
2025 - 2029
prior plan
2026 - 2030
current plan

1. Refer to the appendix for information regarding the reconciliation of operating earnings (non-GAAP) to reported earnings

DTE 5

DTE Electric: significant investment increase driven by data center transaction, cleaner generation investments supporting future coal plant retirements and continued hardening of our distribution system

- Capital increase of $6 billion from prior plan is primarily driven by data center transaction and other customer-focused initiatives
  - Incremental storage investment to support data center transaction; fully covered by the data center customer
  - Renewable investment supports continued success of MIGreenPower voluntary program and fulfills requirements of legislated clean energy plan
  - Combined cycle gas turbine build to replace base load generation as coal plants retire by 2032; submitting a competitive bid for the 2026 Integrated Resource Plan All Source RFP
  - Distribution investment to continue to harden our system and improve reliability
- Strategic investments and process improvements, along with more favorable weather, have led to significant improvement in reliability for our customers
  - Nearly 90% improvement in duration of outages since 2023
  - On track with goal to reduce power outages by 30% and cut outage time in half by 2029
- Rate case filing supports our grid reliability investment commitment while maintaining affordability
  - Requesting ~$1 billion of distribution spend to be included in the IRM by 2029



DTE Electric investment
(billions)
$24
$10
$10
$4
25%
$30
$15
$11
$4
Cleaner generation[1]
Distribution infrastructure
Base infrastructure
2025 - 2029 prior plan
2026 - 2030 current plan

1. Includes $10 billion of renewable investment, $2.5 billion of energy storage investment and $2.5 billion of combined cycle gas turbine investment

DTE 6

Data center opportunities will drive significant incremental growth investment

Executed agreement for ~1.4 GW of data center load

Overview
- ~1.4 GW of data center demand ramping up over the next 2 to 3 years
- 19-year power supply agreement with minimum monthly charges in place
- Data center pays for required storage through a 15-year energy storage contract
- Supports affordability for existing customers as excess capacity is sold

Capacity Requirements
- Load ramp will be supported by existing capacity and will also require new energy storage investments

Investment
- Nearly $2 billion energy storage investment included in current 5-year plan to support this new load

Next Steps
- Submitting regulatory filing by end of October requesting approval of data center contract
- Energy storage investments ramp up beginning in 2026

Potential upside to plan with over 6 GW of opportunities

Demand
- Advanced discussions with multiple hyperscalers for ~3 GW of additional load
- Multiple other co-locator data center opportunities for an additional 3-4 GW of new load
- Additional opportunity driven by future expansions

Capacity Requirements
- Data center load ramps will require investments in new baseload generation and/or related storage investment

Investment Opportunity
- $ TBD
- Incremental investment could begin ramping up later in the 5-year plan

Next Steps
- Finalizing framework agreements and land control
- Incorporate incremental generation requirements into 2026 IRP filing for approval

DTE
7

Economic development opportunities combined with our continuous improvement culture will continue our historical success of managing customer affordability 3.0% 15.8% 21.3% DTE Electric Great Lakes average National average Top Tier Affordability Total electric residential bill change % from 2021 to 20251✓ Data center load growth helps drive affordability headroom for existing customers as excess capacity is sold ✓ Our distinctive continuous improvement culture will continue to drive cost management ✓ Shift from coal to renewables and natural gas drives fuel and O&M cost reductions ✓ Diversified energy mix maintains flexibility to adapt to future technology advancements ✓ IRA supports transition to cleaner energy while supporting customer affordability goals 1. Source: Energy Information Administration (EIA). Ending point is the average 12-month rolling residential bill from April 2024 to March 2025 8

3Q 2025 operating earnings1 variance 9 1. Refer to the appendix for information regarding the reconciliation of operating earnings (non-GAAP) to reported earnings 2024 2025 Variance Primary drivers DTE Electric $437 $541 $104 Timing of taxes ($63M) and rate implementation partially offset by higher rate base costs DTE Gas (13) (38) (25) Primarily higher O&M and rate base costs DTE Vantage 33 41 8 RNG production tax credits partially offset by lower steel related revenues Energy Trading 25 23 (2) Continued strong physical power and physical gas performance Corporate & Other (22) (99) (77) Primarily timing of taxes (-$55M) which reverses by end of year and higher interest expense DTE Energy $460 $468 $8 Operating EPS $2.22 $2.25 $0.03 Avg. Shares Outstanding 207 207 (millions, except EPS) Strong performance supports our ability to achieve the high end of operating EPS guidance in 2025

2026 operating EPS1 early outlook midpoint provides 7% growth over 2025 original guidance midpoint; positioned to achieve high end 10 1. Refer to the appendix for information regarding the reconciliation of operating earnings (non-GAAP) to reported earnings 2024 guidance midpoint 2025 guidance 2026 early outlook $7.59 - $7.73 $7.09 - $7.23 DTE operating EPS guidance Positioned to reach high end of 6% - 8% target in 2025 and 2026 $6.69 • Our 2026 early outlook provides 6% - 8% growth over our 2025 guidance midpoint — Confident that we will deliver at the high end of the guidance range due to the flexibility that the RNG tax credits provide • Utility growth will be driven by customer-focused investments — Distribution and cleaner generation investments at DTE Electric — Main renewal and other infrastructure improvements at DTE Gas • DTE Vantage will see continued contributions from RNG production tax credits and growth from the development of new custom energy solutions projects • Continued strength at Energy Trading in both our structured physical power and physical gas portfolios

Maintaining strong cash flows, balance sheet and credit profile 11 Credit ratings S&P Moody’s Fitch DTE Energy (unsecured) BBB Baa2 BBB DTE Electric (secured) A Aa3 A+ DTE Gas (secured) A A1 A Strong balance sheet supports robust customer-focused investment agenda • Customer-focused capital investment plan is supported by consistent, healthy cash flows • Targeting equity issuances of $500 - $600 million annually 2026 - 2028 − Equity is required earlier in the plan due to a ~$3.5 billion increase in capital over the next 3 years to support data center load growth and generation investments − Plan may also include additional junior subordinated debt over prior plan to support balance sheet metrics as the market allows • Effectively managing debt maturities to support long-term plan • Maintaining solid investment-grade credit ratings; targeting ~15% FFO / Debt1 1. Funds from Operations (FFO) is calculated using operating earnings, debt excludes a portion of DTE Gas’ short-term debt and considers 50% of the junior subordinated notes as equity

Investment focused on improved reliability and cleaner generation; well positioned for long-term growth 12 ✓ Highly engaged team committed to delivering best-in-class results for our customers, communities and investors ✓ Well positioned to achieve high end of operating EPS1 guidance in 2025 ✓ 2026 operating EPS early outlook provides 6% - 8% growth over 2025 guidance midpoint; well positioned to achieve high end of the range due to the flexibility that the RNG tax credits provide ✓ Executed 1.4 GW data center agreement with an additional ~3 GW in late-stage negotiations ✓ Increasing 5-year capital investment by $6.5 billion over previous plan primarily driven by increased customer-focused utility investment ✓ Investment plan supports shift to higher quality utility earnings over the 5-year plan; utility operating earnings targeted to increase to 93% of overall earnings by 2030 ✓ Long-term operating EPS growth rate target of 6% - 8% through 2030, with 2026 guidance midpoint as the base; confident we will reach the high end of our targeted range in each year driven by RNG tax credits and the flexibility they provide ✓ Investment plan supported by strong balance sheet and solid investment-grade credit profile, combined with a continued focus on customer affordability 1. Refer to the appendix for information regarding the reconciliation of operating earnings (non-GAAP) to reported earnings

13 Appendix

2025 operating EPS1 guidance midpoint provides 7% growth over 2024 original guidance midpoint; positioned to achieve high end (millions, except EPS) 2025 guidance DTE Electric $1,205 - $1,225 DTE Gas 310 - 320 Higher O&M as we unwind one-time lean operational measures implemented over the past few years that were used to counteract unfavorable weather DTE Vantage 150 - 160 Energy Trading 50 - 60 Continued strong performance of contracted physical power and gas portfolios Corporate & Other (255) - (245) DTE Energy $1,475 - $1,505 Operating EPS $7.09 - $7.23 ✓ 1. Refer to the appendix for information regarding the reconciliation of operating earnings (non-GAAP) to reported earnings 14 Positioned to achieve high end of operating EPS guidance in 2025

DTE Gas: replacing aging infrastructure to ensure reliability and safety for our customers

- Continuing to improve customer service excellence and progress on main renewal
  - Continued progress on main renewal program; renewed ~2,000 miles since program inception
- Long-term capital investment plan focused on infrastructure improvements including main renewal investments to minimize leaks and reduce costs for our customers
  - Significant investment to support main renewal recovered through Infrastructure Recovery Mechanism (IRM)
  - Base infrastructure investments enhance distribution, transmission, compression and storage
  - Continued focus on safety and affordability for customers



DTE Gas investment
(billions)
$4.0
~13%
$4.5
$2.5
$1.5
$2.7
$1.8
Base infrastructure
Gas renewal program
2025 - 2029
prior plan
2026 - 2030
current plan

DTE 15

DTE Vantage: strategic focus on decarbonization solutions for customers 1. Reconciliation of operating earnings (non-GAAP) to reported earnings included in the appendix 16 JN • Progressing on project development − Continuing construction on the long-term, fixed-fee custom energy solutions project with Ford Motor Company; expecting commercial operation in 2026 − Progressing on project to design, build, own, operate and maintain a 42 MW combined heat and power project serving a large industrial customer; expect construction to begin later this year − ~$2 billion 5-year capital investment plan supports continued execution of utility- like, long-term, fixed-fee contracted projects and decarbonization growth opportunities • New projects coming on-line in 2026 and 2027, combined with a solid long-term development pipeline, provide confidence we can achieve our DTE 6% - 8% operating EPS1 growth through 2030 − 2030 operating earnings projection of $150 - $160 million is flat compared to 2025 operating earnings due to the expiration of 45Z tax credits in 2029 and a more conservative outlook driven largely by commodity pricing assumptions

We are preparing for significant capacity additions as we serve new load and replace retiring plants

Key drivers of generation development



✓ Data center driven load growth drives incremental storage requirement near-term



✓ Clean energy legislation and evolving policy landscape



✓ Retirement of legacy assets and need for firm generation

2026 – 2032 generation additions

Resource	Capacity addition
Storage (includes data centers)	~2.5 GW
Renewables	~8 GW
CCGT w/CCS	~1.5 GW
TOTAL	~12 GW

DTE 17

Top tier affordability for our customers over the last 4 years 18 State comparison – electric residential bill change % from 2021 to 20251 DTE 3.0% Great Lakes average 15.8% U.S. average 21.3% 1st quartile 2nd quartile 3rd quartile 4th quartile Great Lake peer states 1. Source: Energy Information Administration (EIA). Ending point is the average 12-month rolling residential bill from April 2024 to March 2025

Environmental, social and governance (ESG) efforts are key priorities; aspiring to be the best in the industry Environment • Transitioning towards net zero1 emissions at both utilities • Accelerating transition to cleaner generation • Protecting our natural resources Social • Focusing on the diversity, safety, well-being and success of employees • Investing in communities • Leader in volunteerism Governance • Focusing on the oversight of environmental sustainability, social and governance • Ensuring board diversity • Providing incentive plans tied to safety and customer satisfaction targets 19 1. Definition of net zero included in the appendix 2024 Sustainability Report https://empoweringmichigan.com/dte-impact/performance Link:

Weather impact on sales

DTE Electric

Cooling degree days[1]

	3Q 2024	3Q 2025	% Change	YTD 2024	YTD 2025	% Change
Actuals	619	623	**1%**	911	875	**(4%)**
Normal	647	644	**0%**	900	898	**0%**
Deviation from normal	(4%)	(3%)		1%	(3%)	

Operating earnings[2] impact of weather

	(millions)		(per share)	
	3Q	YTD	3Q	YTD
2024	($12)	($21)	($0.06)	($0.10)
2025	($7)	($5)	($0.03)	($0.02)

Weather normal sales[1]

(GWh)	YTD 2024	YTD 2025	% Change
Residential	11,930	11,998	**0.6%**
Commercial	14,604	14,435	**(1.2%)**
Industrial	7,817	7,630	**(2.4%)**
Other	141	139	**(1.4%)**
	34,492	**34,202**	**(0.8%)**

YTD 2025 sales up 1.6% after adjusting for Leap Year (0.4%) and Energy Optimization (2%)

DTE Gas

Heating degree days[3]

	3Q 2024	3Q 2025	% Change	YTD 2024	YTD 2025	% Change
Actuals	55	101	**84%**	3,358	4,150	**24%**
Normal	115	109	**(5%)**	4,148	4,044	**(3%)**
Deviation from normal	(52%)	(7%)		(19%)	3%	

Operating earnings[2] impact of weather

	(millions)		(per share)	
	3Q	YTD	3Q	YTD
2024	($2)	($49)	($0.01)	($0.24)
2025	$0	$8	$0.00	$0.03

1. DTE Electric 2024 weather normalized data based on 2008 – 2022 weather and 2025 weather normalized data based on 2009 – 2023 weather
2. Refer to the appendix for information regarding the reconciliation of operating earnings (non-GAAP) to reported earnings
3. DTE Gas 2024 weather normalized data based on 2009 – 2023 weather and 2025 weather normalized data based on 2010 – 2024 weather

DTE
20

Cash flow and capital expenditures guidance 21 1. Includes equity issued for employee benefit programs 2025 guidance DTE Electric Base infrastructure $765 Cleaner generation 1,450 Distribution infrastructure 1,520 $3,735 DTE Gas Base infrastructure $345 Gas renewal program 315 $660 Non-utility $375 - $575 Total $4,770 - $4,970 2025 guidance Cash from operations1 $3.3 Capital expenditures (4.9) Free cash flow ($1.6) Dividends (0.9) Other (0.3) Net cash ($2.8) Debt financing Issuances $4.1 Redemptions (1.3) Total debt financing $2.8 (millions) Cash flow Capital expenditures (billions)

Cash flow and capital expenditures 22 (millions) Cash flow Capital expenditures (billions) 1. Includes equity issued for employee benefit programs YTD 3Q 2024 YTD 3Q 2025 DTE Electric Base infrastructure $577 $479 Cleaner generation 832 814 Distribution infrastructure 1,218 1,266 $2,627 $2,559 DTE Gas Base infrastructure $272 $213 Gas renewal program 271 227 $543 $440 Non-utility $508 $479 Total $3,678 $3,478 YTD 3Q 2024 YTD 3Q 2025 Cash from operations1 $2.6 $2.4 Capital expenditures (3.7) (3.5) Free cash flow ($1.1) ($1.1) Dividends (0.6) (0.7) Other (1.1) (0.1) Net cash ($2.8) ($1.9) Debt financing Issuances $4.2 $4.0 Redemptions (0.4) (2.1) Total debt financing $3.8 $1.9 Change in cash on hand $1.0 $0.0

3Q 2025 and 3Q 2024 reconciliation of reported to operating earnings (non- GAAP) and operating EPS (non-GAAP) 23 Adjustments key A) Revision in Asset retirement obligations associated with the License Termination Plan for the final decommissioning of Fermi 1 — recorded in Operating Expenses — Assets (gains) losses and impairments, net B) Estimated litigation outcome regarding EES Coke Battery — recorded in Operating Expenses — Operation and maintenance C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility D) Adjustment to Income Tax Expense due to the One Big Beautiful Bill Act and its impact to the charitable contribution valuation allowance 1. Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments 2. Per share amounts are divided by Weighted Average Common Shares Outstanding – Diluted, as noted on the Consolidated Statements of Operations (Unaudited) (Earnings per share2)

Reconciliation of reported to operating earnings (non-GAAP) 24 Use of Operating Earnings Information – Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure. In this presentation, DTE Energy provides guidance for future period operating earnings. It is likely that certain items that impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items (i.e., future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. Definition of net zero Goal for DTE Energy's utility operations and gas suppliers at DTE Gas that any carbon emissions put into the atmosphere will be balanced by those taken out of the atmosphere. Achieving this goal will include collective efforts to reduce carbon emissions and actions to offset any remaining emissions. Progress towards net zero goals is estimated and methodologies and calculations may vary from those of other utility businesses with similar targets. Carbon emissions is defined as emissions of carbon containing compounds, including carbon dioxide and methane, that are identified as greenhouse gases.